EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report, included in this registration statement, dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                               ARTHUR ANDERSEN LLP



Columbus, Ohio
December 7, 1998